RGA Amendments effective 6/1/2012 and 2/28/2021	Item 26. Exhibit (g) iii. a.

___________________________________________________________________________

NOTE: CERTAIN INFORMATION ENCLOSED WITHIN BRACKETS
HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS
BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Effective June 1, 2012, the Amendment Effective Date, the Reinsurer and the Ceding Company agree that the applicable products issued under the Agreements listed in the attached Exhibit that use the [____] .

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-18-16
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-18-16
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-18-16
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	10/12/2016

Print name:	Julie A. Decker

Title:	VP & Managing Actuary

RGA REINSURANCE COMPANY

By:	/s/ Rod Cordle	Date:	10/12/2016

Print name:	Rod Cordle

Title:	VP & Actuary

[page break]

Exhibit

Effective Date of Agreement	Applicable Products	Document #	TAI Code
8/1/2008	VUL III	[____]	[____]

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

[_____]

AMENDMENT to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Coverage: Variable Universal Life III / [_____]
TAI Code: [_____]

This Amendment hereby terminates the reinsurance of new business on new lives effective February 28, 2021, the “Termination Date”, under the Agreement. Face amount increases to existing policies shall continue to be reinsured under the Agreement in accordance with the Agreement’s provisions applicable to such increases.

All business inforce as of the Termination Date shall remain reinsured hereunder until the termination, expiry, or recapture of the policy on which the reinsurance is based.

Except as provided herein, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/5/2020 | 4:01 PM EDT
Chad Madore
Head of Reinsurance Development and Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/5/2020 | 4:01 PM EDT
Chad Madore
Head of Reinsurance Development and Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/5/2020 | 4:01 PM EDT
Chad Madore
Head of Reinsurance Development and Management

RGA REINSURANCE COMPANY

By:	/s/ George Barnidge	Date:	10/5/2020 | 2:46 PM EDT

Print name:	George Barnidge

Title:	Vice President and Actuary